IHS
Integrated Health Services, Inc.
- --------------------------------------------------------------------------------
                                                      March 18, 1996



VIA FEDERAL EXPRESS
- -------------------
The Homestead Company, L.C.
151 Whittier, Suite 2000
Wichita, KS 67207
Attention:  Mr. Jack West

Dear Mr. West:

     This letter of intent will serve to express our mutual understandings with respect to the proposed development agreement, lease, purchase option and working capital line of credit (the "Transaction") between a subsidiary of Integrated Living Communities, Inc., (such subsidiary herinafter called "ILC") and The Homestead Company, L.C., a Kansas limited liability company (the "Owner") for the construction and development of assisted living facilities in the states of Kansas, Missouri, Nebraska, Iowa and other states in the midwest (the "Facilities"). It is contemplated that a public offering of the stock of Integrated Living Communities, Inc. (the "Parent") will be completed.

         Our intention to consummate the Transaction is subject to the following terms and conditions:

         1. Line of Credit. ILC will make available to Owner a revolving line of credit (the "Line of Credit") in the maximum principal amount of Eight Hundred Thousand ($800,000) Dollars, pursuant to a revolving credit and security agreement (the "Revolving Credit and Security Agreement"). The Line of Credit shall be evidenced by a revolving note (the "Note") and shall be secured by a lien on the Owner's properties under development. The lien in favor of ILC shall extend to all tangible and intangible assets now owned or hereafter acquired by Owner in connection with the construction and development of the Facilities, including, but not limited to, land contracts and land purchase options, architectural plans, licenses and permits.

         The Line of Credit shall be subject to the terms and conditions outlined in the Note and the Revolving Credit and Security Agreement of even date herewith.

         2. Construction of Facilities. Owner shall develop and construct the Facilities pursuant to architectural and engineering plans submitted to and approved by ILC so that the Facilities as constructed will be suitable to ILC's purposes, and subject to all applicable health facility licensure and local building code requirements.



              10065 Red Run Boulevard Owings Mills, Maryland 21117
                         410-998-8400 Fax: 410-998-8700
                      Hospital Care Without Hospital Costs

ILC and Owner will enter into a development agreement (the "Development Agreement") pursuant to which Owner will guarantee completion of the construction of the Facilities, agree to submit all sites, architectural and engineering plans to ILC for its approval, which approval shall not be unreasonably withheld or delayed, and provide for ILC to have management involvement in the facility set-up at least sixty (60) days prior to the opening of each of the Facilities. Owner shall provide a completely furnished "turnkey" facility containing all fixtures and equipment necessary to operate each of the Facilities as an assisted living facility, except for furniture, furnishings (including carpet and wallpaper), telephone equipment, customary supplies, inventory and consumables, and office and computer equipment.

            3. Lease. Upon completion of the construction and the issuance of certificates of occupancy and licenses from all agencies having jurisdiction over each Facility, ILC will enter into a lease of such completed Facility (a"Lease") for an initial lease term of ten (10) years (the "Initial Term"). Each Lease will be renewable at the option of the ILC for three (3) successive five (5) year terms (each term being hereafter referred to as a "Renewal Term"). Each Lease will commence anytime after the receipt of the above-referenced items, except tht each Lease shall commence no later than five (5) business days after the receipt of the above-referenced items (the "Commencement Date"). The Commencement Date is subject to the satisfaction of all of the conditions contained in Paragraph 11 of this letter, as well as all customary representations and warranties.

         The annual rent in the first year of the Initial Term shall be $248,500 and shall be payable in equal monthly installments, in advance, on the first day of each month. The annual rent shall increase each year by the annual increase in the Consumer Price Index for the applicable statistical area.

         In addition to the annual rent as set forth above, each Lease shall provide that ILC shall be responsible for payment of all expenses of the Facilities, such as real estate taxes, personal property taxes, insurance, utilities, maintenance systems, and repairs and expenses of operation, such that the annual rent shall be net to Owner. ILC shall not, however, be responsible for any income taxes of Owner, or for any indebtedness incurred by Owner. It will be the obligation of the Owner to make payments on any outstanding mortgage on the Facilities; provided, that in the event the mortgagee under such mortgage requires an escrow for real estate taxes, ILC will reimburse Owner on a monthly basis any escrowed funds for real estate taxes placed with the mortgagee as the same are paid to the mortgagee.

         The property to be leased shall include each of the Facilities, including, but not limited to, its premises (including all real property and improvements) and all furnishings, fixed and moveable equipment and tangible personal property required to operate each of the Facilities as an assisted living facility or such other use as mutually agreed by the parties (subject to the exclusions contained in Paragraph 2 of this letter), including licenses, permits and other intangible assets associated with the operations of the Facilities, which shall be assigned to ILC to the extent assignable.

Mr. Jack West
March 18, 1996
Page 3


         At the end of the Initial Term or, if applicable, any Renewal Term thereof or upon the earlier termination of the Lease, ILC shall surrender the Facilities and the leased equipment (including additions, replacements and accessories thereto) and fixtures to Owner.

         4. Guarantees.
            ----------

            (a) The annual rent under the Leases shall be guaranteed by Parent and Integrated Health Services, Inc. ("IHS"); provided, however, that IHS's rent guarantee shall apply only to the first ten (10) Facilities to be developed by Owner. In the event that IHS successfully completes a public offering of the stock of Parent, IHS's guarantee will be released upon the satisfaction of certain financial covenants to be mutually agreed by the parties.

            (b) IHS shall provide a guarantee of the construction financing for first ten (10) Facilities to be developed by Owner.

         5. Facility Purchase Option. Upon the Commencement Date of each Lease, Owner shall grant to ILC the sole and exclusive option (the "Facility Purchase Option") to purchase such Facility for a purchase price equal to the fair market value of the Facility on the exercise date of the Facility Purchase Option as determined by an MAI appraiser, which purchase price shall be no less than $2,100,000 (the "Option Price"), less the amount of the Purchase Option Deposit as defined below. If the parties cannot agree on an appraiser, the Option price shall be determined by averaging the results of appraisals conducted by three
(3) MAI appraisers chosen according to the following process: ILC shall select and pay for the first appraiser, Owner shall select and pay for the second appraiser and the third appraiser shall be selected by the first two appraisers the cost of which shall be shared by the Owner and ILC. The Facility Purchase Option shall be exercisable by ILC at any time after the fifth anniversary date of the Initial Term or any Renewal Term upon one hundred twenty (120) days notice to Owner. If ILC exercises the Facility Purchase Option, ILC shall not assume any indebtedness or other liabilities of the Owner or the Facility, all of which will be satisfied in full by Owner at the closing of the purchase of such Facility. On the Commencement Date, ILC and Owner will enter into a facility purchase option agreement (the "Purchase Option Agreement") which will set forth terms and conditions of the Facility Purchase Option.

         6. Purchase Option Deposits. ILC shall pay to Owner a cash purchase option deposit in the amount of $100,000 (a"Purchase Option Deposit") for each Facility which ILC leases from Owner upon the Commencement Date of each applicable Lease.

Mr. Jack West
March 18, 1996
Page 4

         7. Closing. The execution of the Note, the Credit and Security Agreement and the Development Agreement shall take place on or before April 30, 1996, unless extended by Owner for a period not to exceed 60 calendar days (the "Execution Date").

         8. Indemnification. The Owner and Jack West shall indemnify and hold harmless ILC, Parent and IHS with respect to losses arising out of any breach of the Owner's representations and warranties with respect to its properties and its authority, as well as with respect to all representations or warranties concerning the business, operations, or financial condition or results of the Facilities prior to the applicable Commencement Date. ILC shall indemnify and hold harmless the Owner with respect to losses arising out of any breach of ILC's representations and warranties contained in the definitive agreements.

         9. Public Announcements. Subject to requirements of law, any news releases or other announcements by Owner or ILC pertaining to this letter, the Transaction, or the negotiations concerning the Transaction shall be approved in writing by all parties prior to release. ILC and the Owner shall keep the existence of this letter and its contents confidential, except as may be necessary for ILC to comply with applicable law after reasonable notice to the Owner. Notwithstanding the foregoing, the Owner understands that IHS is a publicly-traded company and, as such, may be required to disclose this transaction and the terms thereof by a filing with the Securities and Exchange Commission or by the issuance of a press release. To the extent possible , ILC shall give Owner prior notice of, and an opportunity to review and approve, any such disclosure. The provisions of this Paragraph 9 will expire on the Execution Date.

         10. Conditions to Execution of Definitive Agreements. The execution of the Development Agreement shall be subject to the fulfillment of the following conditions:

            (a) Due Diligence. The Owner acknowledges that, as of the execution of this letter of intent, ILC has not had the opportunity to inspect any of the properties or to conduct any investigation of the Owner's business and financial conditions. Prior to the Execution Date, the Owner shall permit representatives of ILC to enter its offices or visit the sites during normal working hours to observe and evaluate the daily management and operations of the Owner, review the budgets and projections provided by the Owner and all other procedures that it deems appropriate in its sole discretion (the "Due Diligence").

            (b) Documentation. The negotiation of a definitive Note, Revolving Credit and Security Agreement and Development Agreement setting forth all terms and conditions, including all customary provisions, representations, warranties, non-competition and other convenants.

            (c) Consents. ILC and Owner shall have received all required consents and approvals from its respective lenders and boards of directors.

Mr. Jack West
March 18, 1996
Page 5

            (d) Construction Financing. Owner's receipt of a commitment for construction financing for the first ten (10) Facilities to be developed by Owner, as well as ILC's review and approval of the terms and conditions of such commitment.


         11.   Conditions  to   Commencement   of  Leases.   The  execution  and
commencement of each Lease and Purchase Option Agreement shall be subject to the fulfillment of the following conditions:

            (a) Due Diligence. Further completion of the Due Diligence, as well as the completion of environmental and engineering studies, survey and title reports, and any other procedures that ILC deems appropriate in its sole discretion.

            (b)  Documentation.  The negotiation,  execution,  and delivery of a definitive Lease and Purchase Option Agreement setting forth all terms and conditions, including all customary provisions, representations, warranties, non-competition and other covenants, and the receipt by the parties of such ancillary documents, including opinions of counsel and non-disturbance agreements, as shall be acceptable to ILC and its counsel.

            (c) Title. ILC; at its own cost, shall have received and reviewed to its satisfaction all recorded title documents, mortgages, liens, and other matters affecting title to the Owner's properties and shall have obtained title insurance at regular rates, without additional premium.

            (d) Regulatory Matters. ILC shall have received and reviewed to its satisfaction copies of all licenses, permits, licensure surveys, other regulatory materials, structural and equipment requirements, building permits and approval requirements pertaining of the Owner's properties. The Owner's properties shall be in material compliance with all material standards of licensure and other applicable legal requirements, including, without limitation, all building, zoning, occupational safety and health, environmental, and residential care laws, ordinances, and regulations relating to the Owner's properties.

            (e)  Non-Disturbance  Agreement.   Execution  of  a  Non-Disturbance
Agreement by any Facility lender associated with mortgage obligations with respect to the Facilities in a form acceptable to ILC.

            (f) Financing. Owner's receipt of a commitment for permanent mortgage financing for each Facility, as well as ILC's review and approval of the terms and conditions of such commitment. ILC shall not be required to guarantee any long-term or mortgage obligations of Owner.

Mr. Jack West
March 18, 1996
Page 6

     12. Exclusivity. Until June 30, 1996, or such longer period as may be necessary to obtain any required regulatory approvals (unless, as of any earlier date, ILC has ended its active efforts to consummate the transactions contemplated herein), neither the Owner nor any of its affiliates shall negotiate directly or indirectly with any other party in respect of the lease or sale of the Owner's properties, the development of assisted living properties for another party or the sale of a controlling interest in the Owner.

     13. Confidentiality. In the course of the discussions and negotiations each party may disclose to the other certain proprietary, confidential or other non-public information (collectively, the "Information") relating to its respective business, the proprietary, confidential and non-public nature of which Information both parties desire to maintain. Except as herein set forth, neither party shall (a) reveal or make known to any person, firm, corporation or entity, other than its own management and advisors, including its attorneys, accountants and lenders, or (b) utilize in its own business, or (c) make any other usage of, any Information disclosed to it by the other in connection with the discussions and negotiations above mentioned. Notwithstanding the foregoing,
(i) each party may disclose any Information received from the other party to any governmental or regulatory authority in connection with obtaining approval of the transactions contemplated hereby, and (ii) if required, IHS or ILC may disclose any Information received fron the Owner to their lender in connection with obtaining their approval of the transactions contemplated hereby. A party's obligations with respect to any item of Information disclosed to it shall terminate if that item of Information becomes disclosed in published literature or otherwise becomes generally available to the public; provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission, or fault of such party with respect to that item of Information. Further, this Section 13 shall not apply to any item of Information which at the time of disclosure was already generally available to the public or which at the time of disclosure was already in the possession of the party intending to utilize the item of Information and was not acquired by such party, directly or indirectly, from the disclosing party under a confidentiality agreement. The parties agree that the information either has received or may receive from the other has been and will be used by the receiving party solely for the limited purpose of its investigation and evaluation of the other party in connection with the transactions contemplated hereby.

     As soon as possible after execution and delivery of this letter, the parties will cooperate in the negotiation and preparation of the definitive agreements and other necessary documentation and will use all reasonable efforts to satisfy the conditions set forth in Paragraph 10 hereof which are in their respective control, each party to bear its own expenses with no liability for such expenses to the other party, whether or not the proposed Acquisition or any part thereof shall close.

Mr. Jack West
March 18, 1996
Page 7


     It is understood that this letter merely constitutes a statement of the mutual intentions of the parties with respect to the proposed transactions, does not contain all matters upon which agreement must be reached in order for the proposed transactions to be consummated and, except as respects Paragraphs 9, 12, and 13, above, creates no binding rights in favor of either party. A binding commitment with respect to the proposed transactions will result only after execution and delivery of definitive agreements, subject to the terms and conditions contained therein.


                       [SIGNATURES ON THE FOLLOWING PAGE]

Mr. Jack West
March 18, 1996
Page 8


     If the foregoing is acceptable to you, please so indicate by signing a copy of this letter and returning it to the undersigned. This letter will be void unless it is fully executed and returned to ILC by Owner by 5:00 P.M. on March 22, 1996.

                                             Very truly yours,

                                             INTEGRATED LIVING
                                             COMMUNITIES, INC.


                                             By:  /s/ Elizabeth B. Kelly
                                                  ----------------------
                                                  Elizabeth B. Kelly
                                                  Senior Vice President
                                                  Corporate Development




ACCEPTED AND AGREED TO:

THE HOMESTEAD COMPANY, L.C.


By:  /s/ Jack West
     ----------------------
     Jack West,
     President





     /s/ Jack West
- ----------------------------
    Jack West, Individually



Date:  3-19-96
     -----------